Exhibit 99.1

News Release

Marina Biotech Announces First Quarter 2015 Financial Results

Company highlights corporate accomplishments in intellectual property and nucleic acid delivery

BOTHELL, WA (May 14, 2015) – Marina Biotech, Inc. (OTCQB: MRNA), a leading nucleic acid-based drug discovery and development company focused on rare diseases, today reported financial results for the three months ended March 31, 2015.

Corporate accomplishments thus far in 2015:

•	Expanded U.S. patent protection for the company’s TransKingdom RNAi (tkRNAi) technology with the issuance of US Pat. No. 9,012,213. The tkRNAi technology has existing patent protection in Europe, Japan, Korea, Australia, and Canada
•	Granted additional patent rights for its SMARTICLES® nucleic acid delivery technology in Japan
•	Granted additional patent rights for its Di-terminal Amino Acid Lipids (DILA2) nucleic acid delivery technologies in Japan, Europe, and Israel
•	Received a European process patent for liposome synthesis and preparation
•	Announced that licensee Mirna Therapeutics, Inc. reported delivering a double-stranded miRNA mimic to white blood cells of patients with multiple tumor types with the company’s SMARTICLES delivery technology
•	Received prepayment of a future milestone under our December 2011 SMARTICLES license with Mirna

“With the milestone payment we recently received from Mirna, we have improved our cash position allowing us to continue to move our corporate initiatives forward,” stated J. Michael French, president & CEO of Marina Biotech. “We are focused on advancing our clinical and preclinical programs as well as bringing in additional capital through near-term licensing and collaboration transactions.”

FINANCIAL RESULTS

Cash and Assets

At March 31, 2015, we had cash of $1.2 million and assets totaling $8.0 million, compared to cash of $5.5 million and assets totaling $12.4 million at March 31, 2014.

Net loss

Net income for the three months ended March 31, 2015 was $0.4 million compared to net loss of $15.1 million for the three months ended March 31, 2014. The reduced loss in the current quarter is due to a gain related to the fair value of price adjustable warrants, which was partially offset by an increase in operating expenses.

Revenue

No revenue was recorded for the three months ended March 31, 2015 or 2014.

Operating Expenses

Research and development (“R&D”) expense increased from $0.05 million for the three months ended March 31, 2014 to $0.25 million for the three months ended March 31, 2015. Increases in R&D were primarily related to the resumption of Familial Adenomatous Polyposis product development and increased stock compensation expense. General and administrative (“G&A”) costs increased from $0.5 million for the three months ended March 31, 2014 to $1.1 million for the three months ended March 31, 2015. G&A increases were primarily due to legal and accounting fees related to regaining compliance with reporting obligations under the Securities Exchange Act of 1934 and increased personnel-related expenses.

Other Income and Expense

Net other income and/or expense decreased from an expense of $8.5 million in the three months ended March 31, 2014 to income of $1.7 million for the three months ended March 31, 2015, due solely to the change in the fair value measurements for price adjustable warrants. This change in fair value is related to stock price decreases in each period decreasing the fair value of certain liabilities and derivatives.

About Marina Biotech, Inc.

Marina Biotech is an oligonucleotide therapeutics company with broad drug discovery technologies providing the ability to develop proprietary single and double-stranded nucleic acid therapeutics including siRNAs, microRNA mimics, antagomirs, and antisense compounds, including messengerRNA therapeutics. These technologies were built via a roll-up strategy to discover and develop different types of nucleic acid therapeutics in order to modulate (up or down) a specific protein(s) which is either being produced too much or too little thereby causing a particular disease. We believe that the Marina Biotech technologies have unique strengths as a drug discovery engine for the development of nucleic acid-based therapeutics for rare and orphan diseases. Further, we believe Marina Biotech is the only company in the sector that has a delivery technology in human clinical trials with differentiated classes of payloads, through licensees ProNAi Therapeutics and Mirna Therapeutics, delivering single-stranded and double-stranded nucleic acid payloads, respectively. Our novel chemistries and other delivery technologies have been validated through license agreements with Roche, Novartis, MiNA, Monsanto, and Tekmira. The Marina Biotech pipeline currently includes a clinical program in Familial Adenomatous Polyposis (a precancerous syndrome) and a preclinical program in myotonic dystrophy. Marina Biotech's goal is to improve human health through the development of RNAi- and oligonucleotide-based compounds and drug delivery technologies that together provide superior therapeutic options for patients. Additional information about Marina Biotech is available at www.marinabio.com.

Marina Biotech Forward-Looking Statements

Statements made in this news release may be forward-looking statements within the meaning of Federal Securities laws that are subject to certain risks and uncertainties and involve factors that may cause actual results to differ materially from those projected or suggested. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to: (i) the ability of Marina Biotech to obtain additional funding; (ii) the ability of Marina Biotech to attract and/or maintain manufacturing, research, development and commercialization partners; (iii) the ability of Marina Biotech and/or a partner to successfully complete product research and development, including preclinical and clinical studies and commercialization; (iv) the ability of Marina Biotech and/or a partner to obtain required governmental approvals; and (v) the ability of Marina Biotech and/or a partner to develop and commercialize products prior to, and that can compete favorably with those of, competitors. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Marina Biotech's most recent filings with the Securities and Exchange Commission. Marina Biotech assumes no obligation to update or supplement forward-looking statements because of subsequent events.

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For media inquiries:

Ryan Ferrell

ryan.ferrell@hdmz.com

Desk/Mobile: (312) 506-5202

For partnership inquires:

J. Michael French

President and CEO

Marina Biotech, Inc.

admin@marinabio.com

(425) 892-4322

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MARINA BIOTECH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,	March 31,
(In thousands, except share and per share data)	2014	2015

ASSETS
Current assets:
Cash	$1,824	$1,163
Accounts receivable	500	-
Prepaid expenses and other current assets	192	139
Total current assets	2,516	1,302
Intangible assets	6,700	6,700
Other assets	-	45
Total assets	$9,216	$8,047
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$687	$581
Accrued payroll and employee benefits	183	218
Other accrued liabilities	1,072	1,058
Total current liabilities	1,942	1,857
Fair value liability for price adjustable warrants	9,225	7,496
Fair value of stock to be issued to settle liabilities	75	-
Deferred income tax liabilities	2,345	2,345
Total liabilities	13,587	11,698
Commitments and contingencies
Stockholders’ deficit:
Preferred stock, $.01 par value; 100,000 shares authorized, 1,200 shares of Series C convertible preferred stock issued and outstanding at December 31, 2014 and March 31, 2015 (liquidation preference of $6,000,000 December 31, 2014 and March 31, 2015)	-	-
Common stock, $0.006 par value; 180,000,000 shares authorized, 25,523,216 and 25,642,904 shares issued and outstanding at December 31, 2014 and March 31, 2015, respectively	153	154
Additional paid-in capital	333,264	333,569
Accumulated deficit	(337,788)	(337,374)
Total stockholders’ deficit	(4,371)	(3,651)
Total liabilities and stockholders’ deficit	$9,216	$8,047

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MARINA BIOTECH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
(In thousands, except per share amounts)	2014	2015
Operating expenses:
Research and development	$46	$254
General and administrative	517	1,061
Total operating expenses	563	1,315
Loss from operations	(563)	(1,315)
Other income (expense):
Interest and other expense	(1,007)	-
Change in fair value liability for price adjustable warrants	(5,314)	1,729
Change in fair value of stock reserved for issuance to settle liabilities	(2,455)	-
Gain on debt extinguishment	4	-
Gain on settled liabilities	257	-
Total other income (expense)	(8,515)	1,729
Net income (loss) applicable to common stockholders	(9,078)	414
Deemed dividend related to discount on beneficial conversion feature in Series C convertible preferred stock	(6,000)	-
Net income (loss) applicable to common stockholders	$(15,078)	$414

Net income (loss) per common share
Basic	$(0.70)	$0.02
Diluted	(0.70)	(0.04)

Shares used in computing net income (loss) per share
Basic	21,447	25,632
Diluted	21,447	32,555

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MARINA BIOTECH, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three months ended March 31,
(In thousands)	2014	2015
Operating activities:
Net income (loss)	$(9,078)	$414
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Non-cash gain on debt extinguishment	(4)	-
Non-cash interest expense	1,007	-
Non-cash gain on settlement of liabilities	(257)	-
Compensation related to stock options and warrants	59	180
Changes in fair market value of liabilities
Stock reserved for issuance to settle liabilities	2,455	-
Price adjustable warrants	5,314	(1,729)
Cash changes in assets and liabilities
Accounts receivable	5	500
Prepaid expenses and other assets	(9)	8
Accounts payable	(24)	(106)
Accrued and other liabilities	(533)	71
Net cash used in operating activities	(1,065)	(662)
Financing activities:
Proceeds from sales of Series C preferred shares and warrants, net	5,929	-
Cash payments on notes payable	(250)	-
Insurance financing	(3)	-
Proceeds from exercise of warrants for common stock	-	1
Net cash provided by financing activities	5,676	1
Net increase (decrease) in cash	4,611	(661)
Cash and cash equivalents — January 1	909	1,824
Cash and cash equivalents — March 31	$5,520	$1,163
Supplemental disclosure of cash flow information and non-cash financing activities:
Cash paid for interest	$83	$-
Reclassification of fair value liability for price adjustable warrants exercised	$1,862	$-
Fair value of warrants issued to purchase common stock to settle liabilities	$-	$50
Issuance of common stock to settle liabilities	$3,474	$75
Debt conversion to common shares	$1,479	$-
Deemed dividend to Series C convertible preferred stockholders	$6,000	$-

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